Exhibit 99.1
STONE ENERGY CORPORATION
 Announces Upcoming Presentation at Howard Weil Energy Conference
LAFAYETTE, LA. March 24, 2011
     Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the Company’s President and Chief Executive Officer, and Kenneth H. Beer, Executive Vice President and Chief Financial Officer, and Richard L. Smith, Executive Vice President of Exploration and Business Development, will be presenting at Howard Weil’s 39th Annual Energy Conference at the Roosevelt New Orleans at 3:30 p.m. central time on Tuesday, March 29, 2011. The presentation material will be available in the “Event” section of the Company’s website, www.StoneEnergy.com, within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880-fax or via e-mail at CFO@StoneEnergy.com.